Exhibit (n)(1)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.                                                                                 777 Brickell Avenue, Suite 500
Suite 400 East                                                                                                               Miami, Florida 33131-2803
Washington, D.C. 20007-5208                                                                                            (305) 371-2600
(202) 965-8100                                                                                                               Fax:  (305) 372-9928
Fax:  (202) 965-8104
175 Powder Forest Drive
Suite 301
Simsbury, CT  06089-9658
(860) 392-5000
Fax:  (860) 392-5058

April 16, 2010

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

Re:	COLI VUL-4 Series Account of Great-West Life & Annuity Insurance Company
Post-Effective Amendment No. 4 to the Registration Statement on Form N-6
                File Nos. 333-145333 and 811-22105

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP

JORDEN BURT LLP
www.jordenusa.com